Exhibit 99.1
Press Release
For Immediate Release
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
FOURTH QUARTER ENDED DEC. 31, 2010
SUNNYVALE, Calif., Feb. 3, 2011 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its fourth quarter ended Dec. 31, 2010.
For the quarter, the company reported net revenues of $118.6 million, which compares with $176.6 million in the prior sequential quarter and $31.9 million in the quarter ended Dec. 31, 2009. On a generally accepted accounting principles (“GAAP”) basis, the company reported a net loss for the quarter of $53.8 million, or $0.31per share. This compares with a net loss of $17.5 million, or $0.10 per share in the prior sequential quarter and a net loss of $23.4 million, or $0.34 per share, in the quarter ended Dec. 31, 2009.
Non-GAAP Results
Non-GAAP net loss for the quarter was $25.4 million, or $0.15 per share, which compares with a non-GAAP net loss of $0.0 million, or $0.00 per share, in the prior sequential quarter and a non-GAAP net loss of $15.6 million, or $0.22 per share, in the quarter ended Dec. 31, 2009. A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided as a supplement to the attached financial statements.
Philippe Geyres, Trident’s interim chief executive officer and board member, said, “The disappointing results for the quarter reflected the industry-wide inventory correction in LCD TV, which particularly impacted the mid-range and high-end of our product line, as well as softness in our legacy standard definition retail set-top box products and delayed customer ramps of certain new set-top box programs. These same factors are expected to negatively impact our revenues in the first quarter of 2011, which is seasonally our weakest period.”

Mr. Geyres continued, “In the near term, we are focused on serving customers, securing designs for 2012 revenues, and continuing our integration activities to lower the breakeven point. At the same time, we are assessing how best to leverage Trident’s technology assets and market presence for profitable growth. The first half of 2011 will be very challenging. We expect to ramp new products and customer programs in the second half and continue ongoing cost reductions, with the goal of positioning the company for cash flow positive operations in the second half of the year and greater success in 2012.”
Outlook
The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially. For the quarter ending Mar. 31, 2011, the company offered the following guidance:
•	Net revenues are expected to be in the range of $75 million to $85 million.

•	Non-GAAP gross margins are expected to be in the range of 27% to 28%.

•	Non-GAAP operating expenses are expected to be in the range of $50 million to $54 million, with research and development expenses in the range of $34 million to $37 million and selling, general and administrative expenses in the range of $16 million to $17 million.

•	Non-GAAP operating loss is expected to be in the range of $27 million to $32 million.

•	Provision for income taxes is expected to be approximately $1 million.

•	Adjustments to GAAP net income are expected to be in the range of $20 million to $23 million, including cash restructuring charges in the range of $6 million to $8 million. These charges are not included in the guidance for non-GAAP operating loss.

•	Cash balance as of the end of the quarter is expected to be in the range of $55 million to $65 million.
Investor Conference Call
Date: Thursday, Feb. 3, 2011
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Domestic Dial-In: 866-788-0547
International Dial-In: 857-350-1685
Passcode: 70497357
A replay of the conference call will be available for two weeks following the call and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 98007998. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss, non-GAAP gross margin and non-GAAP expenses give an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, these non-GAAP measures as a percentage of net revenues are used to identify key trends in performance and measure key results against objectives. These non-GAAP measures are among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) is provided in an attached table.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the fourth quarter of fiscal year 2010, expected restructuring activity, and our outlook for 2011. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines and IP from NXP, our ability to reduce expenses, the timing of new product introductions, the ability to obtain design wins among major OEMs for Trident’s products, the availability of wafers from our suppliers, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive TV and Set Top Box semiconductor markets and our ability to retain key employees globally. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of platform solutions that enhance the consumer experience in the Connected Home. As one of the top-three semiconductor providers to both the TV and set-top box markets, Trident’s solutions can be found in the products of leading OEMs and channel partners worldwide. The company’s extensive IP portfolio of more than 2,000 patents has been driving key innovations in image quality, 3D TV, low power consumption, and 45nm designs. For further information about Trident and its products, please consult the Company’s web site: www.tridentmicro.com.
NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
TRID-IR
For More Information
John Swenson
Director, Corporate Finance & Investor Relations
Tel: 408-962-8252
Email: john.swenson@tridentmicro.com
Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2010	2010	2009	2010	2009
Net revenues	$118,578	$176,568	$31,918	$557,198	$84,775

Cost of revenues	95,872	128,398	26,673	439,635	63,946

Gross profit	22,706	48,170	5,245	117,563	20,829
% of net revenues	19.2%	27.3%	16.4%	21.1%	24.6%

Research and development expenses	43,575	44,709	16,162	175,001	59,748
% of net revenues	36.7%	25.3%	50.6%	31.4%	70.5%

Selling, general and administrative expenses	17,278	19,459	11,143	79,161	31,027
% of net revenues	14.6%	11.0%	34.9%	14.2%	36.6%
In-process research and development	—	—	—	—	697
% of net revenues	0.0%	0.0%	0.0%	0.0%	0.8%
Goodwill impairment	—	—	—	7,851	1,432
% of net revenues	0.0%	0.0%	0.0%	1.4%	1.7%
Restructuring charges	13,095	2,301	50	28,261	1,607
% of net revenues	11.0%	1.3%	0.2%	5.1%	1.9%

Operating loss	(51,242)	(18,299)	(22,110)	(172,711)	(73,682)
% of net revenues	(43.2)%	(10.4)%	(69.3)%	(31.0)%	(86.9)%
Loss on investment	0	(94)	—	(303)	—
Gain on acquisition	—	—	—	43,402	—
Interest and other income (expense), net	(1,660)	2,628	(561)	1,819	(613)

Loss before income taxes	(52,902)	(15,765)	(22,671)	(127,793)	(74,295)
% of net revenues	(44.6)%	(8.9)%	(71.0)%	(22.9)%	(87.6)%
Provision for (benefit from) income taxes	877	1,749	700	1,096	3,911
% of net revenues	0.7%	1.0%	2.2%	0.2%	4.6%

Net loss	$(53,779)	$(17,514)	$(23,371)	$(128,889)	$(78,206)

% of net revenues	(45.4)%	(9.9)%	(73.2)%	(23.1)%	(92.3)%

Basic and diluted net loss per share	$(0.31)	$(0.10)	$(0.34)	$(0.79)	$(1.18)
Shares used in basic and diluted per share computation	174,772	174,553	69,506	163,438	66,482

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2010	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$93,224	$102,711	$147,995
Accounts receivable, net	62,328	96,106	4,582
Accounts receivable from related parties	7,337	9,085	—
Inventories	23,025	26,998	14,536
Note receivable from related party	20,884	20,884	—
Prepaid expenses and other current assets	18,330	15,419	7,357

Total current assets	225,128	271,203	174,470

Property and equipment, net	31,566	30,776	26,168
Goodwill	—	—	7,851
Intangible assets, net	83,921	94,330	5,635
Long-term note receivable from related party	—	2,500	—
Other assets	31,326	25,064	14,369

Total assets	$370,941	$423,873	$228,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,828	$12,494	$18,883
Accounts payable to related parties	26,818	28,364	2,401
Accrued expenses and other current liabilities	79,305	74,907	27,068
Income taxes payable	2,077	2,651	1,696

Total current liabilities	116,028	118,416	50,048
Long-term income taxes payable	25,476	23,495	22,262
Deferred income tax liabilities	200	94	94
Other long-term liabilities	4,933	6,024	—

Total liabilities	146,637	148,029	72,404

Stockholders’ equity
Preferred stock	—	—	—
Common stock	177	177	71
Additional paid-in capital	434,825	432,586	237,827
Accumulated deficit	(210,698)	(156,919)	(81,809)

Total stockholders’ equity	224,304	275,844	156,089

Total liabilities and stockholders’ equity	$370,941	$423,873	$228,493

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2010	2010	2009	2010	2009
GAAP Gross profit	$22,706	$48,170	$5,245	$117,563	$20,829
Amortization of acquisition-related intangible assets (1)	9,407	11,612	974	48,207	3,359
Stock-based compensation expense (2)	100	82	120	372	417
Impairment of intangible assets other than goodwill (3)	761	(337)	—	2,517	—

Non-GAAP Gross profit	$32,974	$59,527	$6,339	$168,659	$24,605

% of Net revenues	27.8%	33.7%	19.9%	30.3%	29.0%

GAAP Research and development expenses (R&D)	$43,575	$44,709	$16,162	$175,001	$59,748
Amortization of acquisition-related intangible assets (1)	(734)	(775)	—	(2,818)	(719)
Stock-based compensation expense (2)	(927)	(841)	(945)	(3,550)	(3,995)
Impairment of intangible assets other than goodwill (3)	—	—	—	—	(1,706)
Software license fees (4)	—	—	—	—	788

Non-GAAP Research and development expenses	$41,914	$43,093	$15,217	$168,633	$54,116

% of Net revenues	35.3%	24.4%	47.7%	30.3%	63.8%

GAAP Selling, general and administrative expenses (SG&A)	$17,278	$19,459	$11,143	$79,161	$31,027
Amortization of acquisition-related intangible assets (1)	(1,268)	(1,329)	(51)	(4,690)	(229)
Stock-based compensation expense (2)	(1,124)	(938)	(1,146)	(2,987)	(4,386)
Stock options related professional fees (5)	(989)	(471)	66	(2,211)	4,016
Acquisition-related expenses (6)	44	(188)	(4,575)	(5,293)	(7,375)

Non-GAAP Selling, general and administrative expenses	$13,941	$16,533	$5,437	$63,980	$23,053

% of Net revenues	11.8%	9.4%	17.0%	11.5%	27.2%

GAAP Operating Loss	$(51,242)	$(18,299)	$(22,110)	$(172,711)	$(73,682)
Total of above adjustments to Gross profit, R&D and SG&A	15,266	15,899	7,745	72,645	17,382
In-process research and development	—	—	—	—	697
Restructuring Charges (7)	13,095	2,301	50	28,261	1,607
Impairment of goodwill (3)	—	—	—	7,851	1,432

Non-GAAP Operating Loss	$(22,881)	$(99)	$(14,315)	$(63,954)	$(52,564)

% of Net revenues	-19.3%	-0.1%	-44.8%	-11.5%	-62.0%

GAAP Net loss	$(53,779)	$(17,514)	$(23,371)	$(128,889)	$(78,206)
Total operating loss adjustments	28,361	18,200	7,795	108,757	20,421
Legal settlements (10)	—	(817)	—	(2,491)	—
(Gain) loss on investment (9)	—	94	—	303	(19)
(Gain) on acquisition (8)	—	—	—	(43,402)	—

Non-GAAP Net loss	$(25,418)	$(37)	$(15,576)	$(65,722)	$(57,804)

% of Net revenues	-21.4%	0.0%	-48.8%	-11.8%	-68.2%

GAAP basic and diluted net loss per share	$(0.31)	$(0.10)	$(0.34)	$(0.79)	$(1.18)

GAAP shares — basic and dilutive	174,772	174,553	69,506	163,438	66,482

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(7)	Management believes that restructuring charges are not directly associated with the Company’s core operating performance.

(8)	The preliminary purchase price allocation assigned $48.5 million to gain on acquisition. Subsequently, in accordance with applicable accounting guidance, the preliminary estimate was reduced by $5.1 million as a result of new information received by the Company subsequent to March 31, 2010. Management believes that gain on acquisition is not related to the ongoing business and operating performance of Trident.

(9)	Management believes that (Gain) loss on investments are not related to the ongoing business and operating performance of Trident.

(10)	Management believes that legal settlements are not related to the ongoing business and operating performance of Trident.